PRESS RELEASE

OM GROUP ANNOUNCES FOURTH QUARTER 2012 FINANCIAL RESULTS

Strong operating cash flow; Debt levels reduced; Significant cost reduction actions underway; 2013 EBITDA levels forecasted

CLEVELAND, Feb. 19, 2013 /PRNewswire/ -- OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter ended December 31, 2012. The Company reported a loss of $(1.06) of diluted earnings per share from continuing operations, which included $(0.38) relating to its Advanced Materials business. On January 21, 2013, the Company announced the sale of this business with an expected close before the end of April. Fourth quarter 2012 results also include accelerated debt repayment charges of $(0.17), a $(0.39) lower-of-cost-or-market charge, $(0.18) resulting from the final impact of inventory step-up charges related to the 2011 acquisition of Vacuumschmelze, and a $0.19 favorable purchase price settlement for the 2010 acquisition of EaglePicher Technologies. Excluding these items, the Company reported adjusted diluted earnings per share from continuing operations of $(0.13).
OM Group also reported $19 million of adjusted EBITDA, excluding the results of Advanced Materials and the LCM charge, and $51 million of cash flow from operations in the fourth quarter of 2012. The Company ended the year with $228 million of cash and $467 million of debt. The Company expects initial cash proceeds of $325 million from the sale of its Advanced Materials business and potential proceeds of up to an additional $110 million based on the business achieving certain revenue targets over three years. The Company is targeting the proceeds from the sale, along with available cash on hand, to repay a substantial portion of its debt and significantly reduce future interest expense.
"Our fourth quarter performance was highlighted by continued strong cash flow performance, enabling us to again accelerate our debt repayment," said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. "The pending sale of the Advanced Materials business further strengthens our balance sheet, providing us with the capacity and flexibility to execute our plans in spite of challenging business conditions and to support our recently announced share repurchase program."
Fourth quarter 2012 sales of $340 million were 22 percent lower than in the prior year comparable quarter, primarily due to lower prices and volumes in the Advanced Materials business and lower rare-earth pricing effects in the Magnetic Technologies business. The Battery Technologies business achieved higher sales levels than in the fourth quarter of 2011, and Specialty Chemicals sales levels were slightly lower.

"We previously announced a broad range of cost reduction initiatives to improve our financial performance and cost structure," said Mr. Scaminace. "These initiatives are expected to contribute $10-20 million of EBITDA in 2013, and will better position the Company for expanded profitability as macroeconomic conditions improve."
Due to the significant positive change in its profile following the expected sale of its Advanced Materials business, the Company provided a 2013 forecast of $120-140 million of adjusted EBITDA. Results are expected to strengthen in the second half of the year, paced to track anticipated macroeconomic improvements in the Company's primary geographic markets and applications, and benefitting from organic growth initiatives and cost reduction efforts. This forecast excludes Advanced Materials business results and divestiture impacts, related accelerated amortization of deferred financing fees, and restructuring costs associated with cost reduction actions.
Mr. Scaminace concluded, "This is an exciting time at OM Group. We are exiting our commodity business, building a rock-solid balance sheet, improving our cost structure, implementing organic growth programs, and sharpening our focus on synergistic acquisitions. We are well-positioned to execute our strategy and create long-term shareholder value."
Webcast Information
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EST today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OMG's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the "Investor Relations - Presentations" page of the company's website three hours after the call.
About OM Group
OM Group is a technology-based industrial growth company serving attractive global markets, including automotive systems, electronic devices, aerospace, general industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers' complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.
Forward-Looking Statements
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: successful completion of the sale of our Advanced Materials business; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; risks arising from uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; restrictive covenants in our Senior Secured Credit Facility which may affect our ability to operate our business successfully; indebtedness may impair our ability to operate our business successfully; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2011.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$227,612	$292,146
Restricted cash on deposit	22,793	92,813
Accounts receivable, net	174,613	212,152
Inventories	463,093	615,018
Refundable and prepaid income taxes	3,207	42,480
Other current assets	48,258	54,833
Total current assets	939,576	1,309,442
Property, plant and equipment, net	496,755	482,313
Goodwill	543,269	544,471
Intangible assets, net	429,672	433,275
Notes receivable from joint venture partner	16,015	16,015
Other non-current assets	74,140	88,316
Total assets	$2,499,427	$2,873,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$13,309	$13,265
Accounts payable	128,381	170,466
Liability related to joint venture partner injunction	22,793	92,813
Accrued income taxes	23,913	19,806
Accrued employee costs	41,762	49,699
Deferred income taxes	4,724	23,449
Purchase price of VAC payable to seller	75,351	—
Other current liabilities	69,012	79,026
Total current liabilities	379,245	448,524
Long-term debt	454,054	663,167
Deferred income taxes	121,451	129,945
Pension liabilities	233,823	204,248
Purchase price of VAC payable to seller	11,259	86,513
Other non-current liabilities	55,446	62,032
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,206,710	1,234,902
Noncontrolling interests	37,439	44,501
Total equity	1,244,149	1,279,403
Total liabilities and equity	$2,499,427	$2,873,832

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Operations
	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2012	2011	2012	2011
Net sales	$340,413	$438,611	$1,637,791	$1,514,535
Cost of goods sold	311,069	347,067	1,381,441	1,258,649
Gross profit	29,344	91,544	256,350	255,886
Selling, general and administrative expenses	64,407	75,401	260,519	229,052
Gain on sale of property	—	—	(2,857)	(9,693)
Operating profit (loss)	(35,063)	16,143	(1,312)	36,527
Other income (expense):
Interest expense	(9,781)	(11,941)	(45,798)	(23,268)
Accelerated amortization of deferred financing fees	(5,275)	—	(6,524)	—
Interest income	244	459	774	1,440
Foreign exchange gain (loss)	877	3,300	(1,007)	10,564
Other, net	4,789	2,585	5,418	3,680
	(9,146)	(5,597)	(47,137)	(7,584)
Income (loss) from continuing operations before income tax expense	(44,209)	10,546	(48,449)	28,943
Income tax benefit	4,063	42,293	2,771	17,796
Income (loss) from continuing operations, net of tax	(40,146)	52,839	(45,678)	46,739
Income (loss) from discontinued operations, net of tax	(156)	36	(266)	(59)
Consolidated net income (loss)	(40,302)	52,875	(45,944)	46,680
Net (income) loss attributable to noncontrolling interests	6,303	147	7,063	(4,669)
Net income (loss) attributable to OM Group, Inc. common stockholders	$(33,999)	$53,022	$(38,881)	$42,011
Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$(1.06)	$1.66	$(1.21)	$1.35
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	—	(0.01)	—
Net income (loss) attributable to OM Group, Inc. common stockholders	$(1.07)	$1.66	$(1.22)	$1.35
Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$(1.06)	$1.66	$(1.21)	$1.35
Loss from discontinued operations attributable to OM Group, Inc. common stockholders	(0.01)	—	(0.01)	—
Net income (loss) attributable to OM Group, Inc. common stockholders	$(1.07)	$1.66	$(1.22)	$1.35
Weighted average shares outstanding
Basic	31,896	31,856	31,885	31,079
Assuming dilution	31,896	31,989	31,885	31,244
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$(33,843)	$52,986	$(38,615)	$42,070
Income (loss) from discontinued operations, net of tax	(156)	36	(266)	(59)
Net income (loss)	$(33,999)	$53,022	$(38,881)	$42,011

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended December 31		Year Ended December 31
(In thousands)	2012	2011	2012	2011
Operating activities
Consolidated net income (loss)	$(40,302)	$52,875	$(45,944)	$46,680
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
(Income) loss from discontinued operations	156	(36)	266	59
Depreciation and amortization	22,914	23,103	89,276	70,367
Amortization of deferred financing fees	1,267	774	5,405	2,305
Accelerated amortization of deferred financing fees	5,275	—	6,524	—
Share-based compensation expense	398	1,392	5,548	6,510
Foreign exchange (gain) loss	(877)	(3,300)	1,007	(10,564)
Deferred income tax provision (benefit)	(10,634)	(4,245)	(30,573)	(31,567)
VAC lower of cost or market ("LCM") charges (a)	24,648	(47,910)	78,399	14,534
Allowance on GTL prepaid tax asset	(5,645)	—	(5,645)	(6,225)
Gain on sale of property	—	—	(2,857)	(9,693)
Other non-cash items	199	(2,330)	(2,954)	(6,173)
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	30,888	31,569	37,752	19,391
Inventories (b)	(12,916)	(129)	75,586	(1,702)
Accounts payable	7,069	38,203	(42,406)	24,718
Refundable, prepaid and accrued income taxes	35,196	(45,914)	40,889	(1,345)
Other, net	(6,824)	(5,759)	(1,906)	7,501
Net cash provided by operating activities	50,812	38,293	208,367	124,796
Investing activities
Expenditures for property, plant and equipment	(24,708)	(30,077)	(71,725)	(56,482)
Proceeds from sale of property	—	—	5,138	9,693
Cash (paid) received for acquisitions or purchase price settlements	6,045	(55,493)	6,045	(729,401)
Other, net	—	(2,976)	—	(2,976)
Net cash used for investing activities	(18,663)	(88,546)	(60,542)	(779,166)
Financing activities
Payments on revolving line of credit	—	—	—	(120,000)
Payments of long-term debt	(130,878)	—	(213,532)	—
Proceeds from long-term debt	—	—	—	697,975
Debt issuance costs	—	(893)	—	(30,176)
Payment related to surrendered shares	—	—	(254)	(193)
Proceeds from exercise of stock options	1	—	1	361
Net cash provided by (used for) financing activities	(130,877)	(893)	(213,785)	547,967
Effect of exchange rate changes on cash	987	(3,077)	1,426	(2,048)
Cash and cash equivalents
Decrease in cash and cash equivalents	(97,741)	(54,223)	(64,534)	(108,451)
Balance at the beginning of the period	325,353	346,369	292,146	400,597
Balance at the end of the period	$227,612	$292,146	$227,612	$292,146

(a) See footnote to segment table. Amounts are VAC purchase accounting lower of cost or market ("LCM") plus additional LCM charges.
(b) See footnote to segment table. Amounts include VAC inventory purchase accounting step-up amortization.

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2012	2011	2012	2011
Net Sales
Magnetic Technologies(a)	$128,657	$169,574	$631,582	$276,147
Advanced Materials	82,158	142,002	447,049	640,879
Specialty Chemicals	98,265	100,068	417,028	470,022
Battery Technologies	31,644	27,317	143,038	128,814
Intersegment items	(311)	(350)	(906)	(1,327)
	$340,413	$438,611	$1,637,791	$1,514,535

Operating profit (loss)
Magnetic Technologies(a)(b)	$(21,991)	$10,987	$(22,265)	$(66,914)
Advanced Materials	(9,266)	11,438	6,427	81,186
Specialty Chemicals(c)(d)	4,696	5,940	37,990	62,251
Battery Technologies	1,943	(442)	19,587	12,125
Corporate(e)	(10,445)	(11,780)	(43,051)	(52,121)
	$(35,063)	$16,143	$(1,312)	$36,527

(a) Includes the activity of VAC since the acquisition on August 2, 2011.
(b) Three months and year ended December 31, 2012 include:
			Q4	Full Year
VAC inventory purchase accounting step-up amortization			$1.8	$17.9
VAC purchase accounting LCM			6.6	38.0
Total VAC purchase accounting step-up and LCM charges			8.4	55.9
Additional VAC LCM			18.0	40.4
Total VAC purchase accounting step-up amortization and LCM			$26.4	$96.3

Three months and year ended December 31, 2011:
			Q4	Full Year
VAC inventory purchase accounting step-up amortization			$61.0	$92.1
VAC purchase accounting LCM			(47.9)	14.5
Total VAC purchase accounting step-up and LCM charges			13.1	106.6
Acquisition-related charges			2.2	4.6
Total VAC purchase accounting, LCM, and acquisition-related charges			$15.3	$111.2

(c) Year ended December 31, 2012 includes a $2.9 million property sale gain.
(d) Year ended December 31, 2011 includes a $9.7 million property sale gain.
(e) Includes a $2.5 million settlement charge associated with the lump-sum cash settlement to certain participants in one of our US defined benefit pension plans in the year ended December 31, 2012 and $2.6 million and $15.4 million of acquisition-related fees related to VAC in the three months and year ended December 31, 2011, respectively.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended December 31, 2012
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss) - as reported	$(21,991)	$(9,266)	$4,696	$1,943	$(10,445)	$(35,063)
VAC inventory purchase accounting step-up and LCM charges	8,377	—	—	—	—	8,377
Adjusted operating profit	(13,614)	(9,266)	4,696	1,943	(10,445)	(26,686)
Depreciation and amortization	10,777	4,174	5,210	2,554	199	22,914
Adjusted EBITDA	$(2,837)	$(5,092)	$9,906	$4,497	$(10,246)	$(3,772)

Three Months Ended December 31, 2011
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss) - as reported	$10,987	$11,438	$5,940	$(442)	$(11,780)	$16,143
VAC inventory purchase accounting step-up and LCM charges	13,083	—	—	—	—	13,083
Acquisition-related charges	2,245	—	—	—	2,600	4,845
Adjusted operating profit	26,315	11,438	5,940	(442)	(9,180)	34,071
Depreciation and amortization	9,864	5,239	5,362	2,533	105	23,103
Adjusted EBITDA	$36,179	$16,677	$11,302	$2,091	$(9,075)	$57,174

Year Ended December 31, 2012
(in thousands)	Magnetic Technologies	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss) - as reported	$(22,265)	$6,427	$37,990	$19,587	$(43,051)	$(1,312)
VAC inventory purchase accounting step-up and LCM charges	55,874	—	—	—	—	55,874
Pension settlement expense	—	—	—	—	2,469	2,469
Gain on sale of property	—	—	(2,857)	—	—	(2,857)
Adjusted operating profit	33,609	6,427	35,133	19,587	(40,582)	54,174
Depreciation and amortization	40,832	16,897	20,768	10,091	688	89,276
Adjusted EBITDA	$74,441	$23,324	$55,901	$29,678	$(39,894)	$143,450

Year Ended December 31, 2011
(in thousands)	Magnetic Technologies(a)	Advanced Materials	Specialty Chemicals	Battery Technologies	Corporate	Consolidated
Operating profit (loss) - as reported	$(66,914)	$81,186	$62,251	$12,125	$(52,121)	$36,527
VAC inventory purchase accounting step-up and LCM charges	106,600	—	—	—	—	106,600
Acquisition-related charges	4,600	—	—	—	15,400	20,000
Gain on sale of property	—	—	(9,693)	—	—	(9,693)
Adjusted operating profit	44,286	81,186	52,558	12,125	(36,721)	153,434
Depreciation and amortization	17,202	20,687	22,406	9,592	480	70,367
Adjusted EBITDA	$61,488	$101,873	$74,964	$21,717	$(36,241)	$223,801

(a) Includes activity of VAC since the acquisition on August 2, 2011.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	December 31, 2012		December 31, 2011
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(33,843)	$(1.06)	$52,986	$1.66

VAC inventory purchase accounting step-up and lower of cost or market charges, net of tax	5,791	0.18	9,244	0.29

Acquisition-related charges, net of tax	—	—	4,150	0.13

Accelerated amortization of deferred financing fees, net of tax	5,275	0.17	—	—

EPT escrow settlement, net of tax	(6,045)	(0.19)	—	—

Other discrete tax items, net	—	—	(40,927)	(1.28)
Adjusted income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$(28,822)	$(0.90)	$25,453	$0.80

Weighted average shares outstanding - diluted		31,896		31,989

	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(38,615)	$(1.21)	$42,070	$1.35

VAC inventory purchase accounting step-up and lower of cost or market charges, net of tax	38,623	1.21	75,425	2.41

Acquisition-related charges, net of tax	—	—	18,195	0.58

Pension settlement expense, net of tax	2,469	0.08	—	—

Gain on sale of property, net of tax	(2,857)	(0.09)	(8,568)	(0.27)

Accelerated amortization of deferred financing fees, net of tax	6,524	0.20	—	—

EPT escrow settlement, net of tax	(6,045)	(0.19)	—	—

Adjustment of GTL's prepaid tax allowance (OMG's 55% share)	—	—	(3,424)	(0.11)

Other discrete tax items, net	—	—	1,327	0.04
Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$99	$—	$125,025	$4.00

Weighted average shares outstanding - diluted		32,011		31,244

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution - as reported to adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Pro Forma Adjusted EBITDA

Three Months Ended December 31, 2012
(in thousands)	EBITDA(a)
Operating profit (loss) - as reported	$(35,063)
Non-GAAP items:
VAC inventory purchase accounting step-up and LCM charges	8,377
Adjusted operating profit (loss)	(26,686)
Depreciation and amortization	22,914
Adjusted EBITDA	(3,772)
Exclude:
Advanced Materials loss	5,092
VAC LCM charge (non-purchase accounting related)	18,011
Pro forma adjusted EBITDA	$19,331

(a) EBITDA is defined as adjusted operating profit plus depreciation and amortization. For purposes of this definition, amortization excludes amortization of deferred financing fees, which is recorded in interest expense below the Operating profit line.

Unaudited Non-U.S. GAAP Financial Measures, Pro Forma Adjusted EPS

Three Months Ended December 31, 2012
Diluted EPS
Diluted EPS - as reported	$(1.06)
Non-GAAP items:
VAC inventory purchase accounting step-up and LCM charges	0.18
Accelerated amortization of deferred financing fees(b)	0.17
EPT escrow settlement(b)	(0.19)
Adjusted diluted EPS	$(0.90)
Exclude:
Advanced Materials loss	0.38
VAC LCM charge (non-purchase accounting related)	0.39
Pro forma adjusted diluted EPS	$(0.13)

(b) Items are below Operating profit. No impact on EBITDA.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted EBITDA and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. The table above presents a reconciliation of the Company's U.S. GAAP EBITDA and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution - as reported to adjusted EBITDA and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, and then further to the pro-forma results excluding both the results from the Advanced Materials business and the VAC LCM charge. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

CONTACT: OM Group Contact: Rob Pierce, Vice President, Finance, +1-216-263-7489